UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2013

Avanir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15803	33-0314804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Enterprise, Suite 200, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 14, 2013, Avanir Pharmaceuticals, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The following items of business were considered and voted upon at the Annual Meeting: (i) election of three Class III directors to serve until the 2016 annual meeting; (ii) ratification of the selection of KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2013; and (iii) a non-binding advisory vote with respect to executive compensation.

The number of shares of common stock entitled to vote at the Annual Meeting was 137,144,031. The number of shares of common stock present or represented by valid proxy at the annual meeting was 124,612,281. All matters submitted to a binding vote of stockholders at the Annual Meeting were approved. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to the matters voted upon at the Annual Meeting, are set forth below:

(i) Election of three Class III Directors

Director Nominee	Votes For	Votes Withheld
David J. Mazzo, Ph.D.	68,030,083	1,166,082
Craig A. Wheeler	68,079,291	1,117,474
Scott M. Whitcup, M.D.	68,081,194	1,115,571

There were 55,415,516 broker non-votes regarding the election of directors.

(ii) Ratification of Auditors

Stockholders ratified the appointment of KMJ Corbin & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013. The results of the voting were 123,241,281 votes for, 1,096,045 votes against, and 236,415 votes abstained. There were no broker non-votes regarding this proposal.

(iii) Non-Binding Advisory Vote with respect to Executive Compensation

Stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers, as described in the Company’s definitive proxy statement for the 2013 Annual Meeting of Stockholders. The results of the voting were 66,385,208 votes for, 2,471,100 votes against and 301,917 votes abstained. There were 55,415,516 broker non-votes regarding this proposal.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2013	Avanir Pharmaceuticals, Inc.

	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Vice President, Finance